Exhibit 32.1

Certifications pursuant to Securities Exchange Act of 1934 Rule 13a-14(b) or 15d-14(b) and 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002

In connection with the Quarterly Report of The Cannaisseur Group, Inc.; (the “Company”) on Form 10-Q for the quarter ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Floretta Gogo, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 16, 2024	By: /s/ Floretta Gogo
Name: Floretta Gogo Title: Chief Executive Officer (Principal Executive Officer)

In connection with the Quarterly Report of The Cannaisseur Group, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Xavier Carter, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 16, 2024	By: /s/ Xavier Carter
Name: Xavier Carter Title: Interim Chief Financial Officer (Principal Financial Officer)